EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements listed below of RPC, Inc. of our report dated February 27, 2004 (except for the matter discussed in the last paragraph of Note 1, as to which the date is March 6, 2006), with respect to the consolidated financial statements and schedule of RPC, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

Form S-8 Registration Statement No. 333-117836
Form S-8 Registration Statement No. 333-40223

/s/ Ernst & Young LLP

Atlanta, Georgia
March 6, 2006